CUMBERLAND PHARMACEUTICALS REPORTS
FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

- Caldolor® launched for use in children
- National promotion of Ethyol® initiated
- Two new development programs added

NASHVILLE, TN (Tuesday, March 7, 2017) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company focused on hospital acute care and gastroenterology, today announced fourth quarter and full year 2016 financial results. Net Revenues for the year ended December 31, 2016 were $33.0 million with Adjusted Earnings of $1.8 million or $0.11 per share.
As of December 31, 2016, the Company had approximately $93.4 million in total assets including approximately $50.1 million in cash and investments. Total Liabilities were $20.3 million and Total Shareholder’s Equity was $73.2 million. Cumberland also had approximately $44.1 million in tax net operating loss carryforwards, resulting from the prior exercise of stock options.
2016 Highlights:

•	Launched Caldolor® for use in pediatric patients, six months of age and older.

•	Entered into agreement with the Clinigen Group plc to commercialize Ethyol® in the U.S. and launched national distribution and promotion for the brand.

•	Implemented co-promotion agreement with Piramal Critical Care to help expand hospital coverage for Caldolor® and Vaprisol®.

•	Announced two new development programs - PortabanTM for patients with Portal Hypertension, and VasculanTM, for the treatment of Systemic Sclerosis.

•	Acquired U.S. rights to Nordic Group B.V.'s methotrexate injection products.

"We had an extremely productive 2016 with meaningful progress on our key growth objectives. ” said A.J. Kazimi, Chief Executive Officer of Cumberland Pharmaceuticals. " We took steps to maximize the potential of our marketed brands, entered into a series of new product agreements and advanced our clinical pipeline  In the second half of 2016 we began to see our growth initiatives take hold.  We enter 2017 with a great deal of confidence which is reflected in the favorable outlook for revenue growth during for the year.”

In 2016, Cumberland expanded the reach of Caldolor following FDA approval for its use in pediatric patients. The Company also leveraged its existing infrastructure through a co-promotion agreement with Piramal Critical Care. Through this partnership, both Caldolor and Vaprisol brands are being featured in an expanded number of hospitals throughout the U.S.

Additionally, Cumberland acquired and launched Ethyol, its first oncology product, and the initial brand to emerge from the alliance with the Clinigen Group plc. Ethyol is an FDA approved product used to support select oncology patients undergoing radiation treatment and those undergoing chemotherapy for certain cancers.

Cumberland continued to advance its clinical programs in 2016 and announced the expansion of its pipeline with the addition of two new drug candidates - Vasculan for the treatment of Systemic Sclerosis, and Portaban for the treatment of Portal Hypertension.

In late 2016, Cumberland acquired the U.S. rights to a line of injectable methotrexate products from the Nordic Group B.V. These products are designed for the treatment of active rheumatoid arthritis, juvenile idiopathic arthritis, severe psoriatic arthritis, and severe disabling psoriasis. Nordic markets these products in certain European countries while Cumberland will be responsible for their registration and commercialization in the U.S.

FINANCIAL RESULTS:
Net Revenue: For the three months ended December 31, 2016, net revenues were $9.1 million, up 13% from $8.0 million for the prior year period. Net revenue by product for the three months ended December 31, 2016, included $5.0 million for Kristalose®, $1.7 million for Acetadote®, including $1.2 million for the Company's Authorized Generic, $1.1 million for Caldolor®, $0.6 million for Vaprisol®, $0.4 million for Omeclamox®-Pak, and $0.3 million for Ethyol®.
For the year ended December 31, 2016, net revenues were $33.0 million similar to $33.5 million for the year ended December 31, 2015.
Operating Expenses: Total operating expenses for the three months ended December 31, 2016 were $10.0 million, compared to $7.9 million during the prior year period, and total operating expenses for the year ended December 31, 2016 were $34.5 million, compared to $32.4 million for 2015. This change included increases in the royalties and cost of goods associated with the growth in sales, along with costs to support the Company's expanded pipeline.
Adjusted Earnings: This performance measure represents net income attributable to common shareholders with adjustments for the impact of income taxes, depreciation, amortization, share based compensation expenses, and non-recurring expenses. The definition and reconciliation of Adjusted Earnings is provided in this release.
Adjusted Earnings for the year ended December 31, 2016 were $1.8 million, or $0.11 per share compared to $4.5 million, or $0.26 per share in 2015.
Balance Sheet: At December 31, 2016, Cumberland had $50.1 million in cash and marketable securities, with approximately $34.5 million in cash and equivalents and $15.6 million in marketable securities. Total assets at December 31, 2016 were $93.4 million. Total Liabilities were $20.3 million, including $4.1 million outstanding on the Company's revolving line of credit, resulting in Total Shareholder's Equity of $73.2 million. Cumberland also had approximately $44.1 million in tax net operating loss carryforwards, resulting from the prior exercise of stock options.

Conference Call and Webcast
A conference call and live Internet webcast will be held on Tuesday, March 7, 2017 at 4:30 p.m. Eastern Time to discuss the Company's fourth quarter and annual 2016 financial results. To participate in the call, please dial 877-303-1298 (for U.S. callers) or 253-237-1032 (for international callers). A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 855-859-2056 (for U.S. callers) or 404-537-3406 (for international callers). The Conference ID for the rebroadcast is 69461781. The live webcast and rebroadcast can be accessed via Cumberland's website at http://investor.shareholder.com/cpix/events.cfm.

About Cumberland Pharmaceuticals

Cumberland Pharmaceuticals Inc. is a specialty pharmaceutical company focused on acquisition, development, and commercialization of branded prescription products. The Company's primary target markets include hospital acute care and gastroenterology. Cumberland's six marketed products include Acetadote® (acetylcysteine) Injection for the treatment of acetaminophen poisoning, Caldolor® (ibuprofen) Injection, for the treatment of pain and fever, Kristalose® (lactulose) for Oral Solution, a prescription laxative, Vaprisol® (conivaptan) Injection, for the treatment of hyponatremia, Omeclamox-Pak® for the treatment of H. pylori infection and duodenal ulcer disease, and Ethyol® (amifostine) for Injection, for the treatment of oncology patients. Cumberland is developing Hepatoren® (ifetroban) Injection for the treatment of Hepatorenal Syndrome, Boxaban® (ifetroban) Oral Capsule for the treatment of Aspirin-Exacerbated Respiratory Disease, Vasculan™ (ifetroban) Oral Capsule for the treatment of Systemic Sclerosis, and Portaban™, for the treatment of Portal Hypertension. Cumberland is dedicated to providing innovative products that improve quality of care for patients. For more information on Cumberland's approved products, including full prescribing information, please visit the individual product websites, links to which can be found on the Company's website www.cumberlandpharma.com.

About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. Serious anaphylactoid reactions, including death in a patient with asthma, have been reported in patients administered acetylcysteine intravenously. Acetadote should be used with caution in patients with asthma or where there is a history of bronchospasm. The total volume administered should be adjusted for patients weighing less than 40 kg and for those requiring fluid restriction. To avoid fluid overload, the volume of diluent should be reduced as needed. If volume is not adjusted, fluid overload can occur, potentially resulting in hyponatremia, seizure and death. For full prescribing information, visit www.acetadote.com.

About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. Caldolor should be used with caution in patients with prior history of ulcer disease or GI bleeding, in patients with fluid retention or heart failure, in the elderly, those with renal impairment, heart failure, liver impairment, and those taking diuretics or ACE inhibitors. Blood pressure should be monitored during treatment with Caldolor. For full prescribing information, including boxed warning, visit www.caldolor.com.

About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Initial dosing may produce flatulence and intestinal cramps, which are usually transient. Excessive dosage can lead to diarrhea with potential complications such as loss of fluids, hypokalemia and hypernatremia. Nausea and vomiting have been reported. Use with caution in diabetics. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing information, visit www.kristalose.com.

About Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)

Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. The safety and effectiveness of Omeclamox-Pak in the pediatric population has not yet been established. Omeclamox-Pak was approved by the U.S Food and Drug Administration in 2011. For full prescribing information, visit www.omeclamox.com.

About Vaprisol® (conivaptan hydrochloride) Injection

Vaprisol an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol was approved by the U.S Food and Drug Administration in 2005 for euvolemic hyponatremia and in 2007 for hypervolemic hyponatremia. For full prescribing information, visit www.vaprisol.com.

About Ethyol® (amifostine) Injection

Ethyol is indicated to reduce the cumulative renal toxicity associated with repeated administration of cisplatin in patients with advanced ovarian cancer. It is indicated to reduce the incidence of moderate to severe xerostomia in patients undergoing post-operative radiation treatment for head and neck cancer, where the radiation port includes a substantial portion of the parotid glands

Forward-Looking Statements
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland's current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. As with any business, all phases of Cumberland's operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland's results of operations. These factors include market conditions, competition, an inability of manufacturers to produce Cumberland's products on a timely basis or failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, maintaining an effective sales and marketing infrastructure and other factors discussed in the Company's most recent Form 10-K and subsequent 10-Q's as filed with the SEC. There can be no assurance that results anticipated by the Company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.

Investor Contact:	Media Contact:
Erin Smith	Rebecca Kirkham
Corporate Relations	Lovell Communications
(615) 255-0068	(615) 297-7766

SOURCE: Cumberland Pharmaceuticals Inc.

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2016 and 2015
(Unaudited)

	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$34,510,330	$38,203,059
Marketable securities	15,622,111	14,564,115
Accounts receivable, net of allowances	7,330,127	6,077,120
Inventories	5,371,729	4,270,143
Prepaid and other current assets	2,710,967	1,468,913
Total current assets	65,545,264	64,583,350
Property and equipment, net	464,454	536,450
Intangible assets, net	22,154,176	21,168,596
Deferred tax assets	3,119,930	3,739,510
Other assets	2,120,742	1,891,053
Total assets	$93,404,566	$91,918,959

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8,036,611	$2,877,479
Other current liabilities	6,755,652	9,534,268
Total current liabilities	14,792,263	12,411,747
Revolving line of credit	4,100,000	1,700,000
Other long-term liabilities	1,391,484	987,429
Total liabilities	20,283,747	15,099,176
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock – no par value; 100,000,000 shares authorized; 16,074,176 and 16,379,501 shares issued and outstanding as of December 31, 2016 and 2015, respectively	54,643,268	57,338,294
Retained earnings	18,604,931	19,549,614
Total shareholders’ equity	73,248,199	76,887,908
Noncontrolling interests	(127,380)	(68,125)
Total equity	73,120,819	76,819,783
Total liabilities and equity	$93,404,566	$91,918,959

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015

Revenues:
Net product revenue	$9,012,219	$7,891,165	$32,478,185	$33,013,184
Other revenue	69,221	146,323	547,375	505,867
Net revenues	9,081,440	8,037,488	33,025,560	33,519,051
Costs and expenses:
Cost of products sold	1,605,512	1,589,152	5,958,660	4,968,170
Selling and marketing	3,967,526	3,349,539	14,553,481	13,994,768
Research and development	1,160,786	403,127	3,190,700	3,847,651
General and administrative	2,743,868	2,015,606	8,561,811	7,607,588
Amortization	561,119	517,385	2,194,039	1,989,264
Total costs and expenses	10,038,811	7,874,809	34,458,691	32,407,441
Operating income (loss)	(957,371)	162,679	(1,433,131)	1,111,610
Interest income	44,413	30,863	204,661	209,183
Interest expense	(28,615)	(20,002)	(106,392)	(73,856)
Income (loss) before income taxes	(941,573)	173,540	(1,334,862)	1,246,937
Income tax (expense) benefit	171,642	(44,944)	330,924	(575,829)
Net income (loss)	(769,931)	128,596	(1,003,938)	671,108
Net loss at subsidiary attributable to noncontrolling interests	20,237	22,463	59,255	60,243
Net income (loss) attributable to common shareholders	$(749,694)	$151,059	$(944,683)	$731,351

Earnings (loss) per share attributable to common shareholders:
Basic	$(0.05)	$0.01	$(0.06)	$0.04
Diluted	$(0.05)	$0.01	$(0.06)	$0.04
Weighted-average common shares outstanding:
Basic	16,142,048	16,434,225	16,236,525	16,715,970
Diluted	16,142,048	16,811,238	16,236,525	17,094,754

Comprehensive income (loss) attributable to common shareholders	(749,694)	151,059	(944,683)	731,351
Net loss at subsidiary attributable to noncontrolling interests	20,237	22,463	59,255	60,243
Total comprehensive income (loss)	$(769,931)	$128,596	$(1,003,938)	$671,108

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
Years ended December 31, 2016 and 2015
(Unaudited)

	2016	2015

Cash flows from operating activities:
Net income (loss)	$(1,003,938)	$671,108
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization expense	2,396,908	2,246,809
Deferred tax benefit (expense)	619,580	490,227
Share-based compensation	852,102	622,503
Excess tax expense (benefit) derived from exercise of stock options	1,026,413	(90,982)
Noncash interest expense	84,539	46,422
Noncash investment gains	(74,015)	(77,155)
Net changes in assets and liabilities affecting operating activities, net of effect of business combination:
Accounts receivable	(1,253,007)	(572,392)
Inventory	(1,101,586)	1,330,176
Prepaid, other current assets and other assets	(1,556,282)	(263,084)
Accounts payable and other current liabilities	191,901	1,475,964
Other long-term liabilities	386,863	(2,731)
Net cash provided by operating activities	569,478	5,876,865
Cash flows from investing activities:
Additions to property and equipment	(130,872)	(142,965)
Additions to intangible assets	(2,000,226)	(2,556,465)
Proceeds from sale of marketable securities	4,489,111	7,883,171
Purchases of marketable securities	(5,473,092)	(7,528,713)
Net cash used in investing activities	(3,115,079)	(2,344,972)
Cash flows from financing activities:
Net borrowings on line of credit	2,400,000	1,700,000
Cash settlement of contingent consideration	—	(1,668,252)
Repurchase of common shares	(2,520,715)	(5,338,967)
Exercise of stock options	—	21,366
Excess tax (expense) benefit derived from exercise of stock options	(1,026,413)	90,982
Net cash used in financing activities	(1,147,128)	(5,194,871)
Net decrease in cash and cash equivalents	(3,692,729)	(1,662,978)
Cash and cash equivalents, beginning of year	38,203,059	39,866,037
Cash and cash equivalents, end of year	$34,510,330	$38,203,059

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income Attributable to Common Shareholders to Adjusted Earnings and Adjusted Diluted Earnings Per Share
(Unaudited)

	Twelve months ended December 31,		Twelve months ended December 31,
	2016	2016	2015	2015

	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(944,683)	$(0.06)	$731,351	$0.04
Less: Net loss at subsidiary attributable to noncontrolling interests	59,255	—	60,243	—
Net income (loss)	(1,003,938)	(0.06)	671,108	0.04
Adjustments to net income
Income tax expense (benefit)	(330,924)	(0.02)	575,829	0.03
Depreciation and amortization expense	2,396,908	0.14	2,246,809	0.13
Share-based compensation (a)	852,102	0.05	622,503	0.04
Reduction in contingent liability (b)	—	—	(671,216)	(0.04)
Product label expansion fees (c)	—	—	1,167,600	0.07
Interest income	(204,661)	(0.01)	(209,183)	(0.01)
Interest expense	106,392	0.01	73,856	—
Adjusted Earnings and Adjusted Diluted Earnings Per Share	$1,815,879	$0.11	$4,477,306	$0.26

Diluted weighted-average common shares outstanding:		16,559,259		17,094,754

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.

The Company defines these supplemental financial measures as follows:

•	Adjusted Earnings: net income adjusted for the impact of income taxes, depreciation and amortization expense, share-based compensation expense and other income and interest expense.

(a) Represents the share-based compensation of Cumberland.

(b) Represents Cumberland's reduction in contingent liabilities as the result of a reduction in the cost of the Vaprisol acquisition.

(c) Represents Cumberland's fee paid to the FDA in connection with a request for expanded pediatric labeling for Caldolor.

•	Adjusted Diluted Earnings Per Share: Adjusted Earnings divided by diluted weighted-average common shares outstanding.